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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("AGREEMENT"), is entered into this 15th day of May, 2001, between BRIKOR, INC., a New York Corporation ("PURCHASER"), and eRESOURCE CAPITAL GROUP, INC. a Delaware corporation ("SELLER") and the sole stockholder of WEST SIDE INVESTORS, INC., a Georgia corporation ("WEST").

         WHEREAS, Seller is the record and beneficial owner of three thousand (3,000) shares ("WEST SHARES") of WEST's common stock, par value $.0001 per share ("WEST COMMON STOCK"); and

         WHEREAS, Seller desires to sell the WEST Shares to Purchaser, and Purchaser desires to purchase the WEST Shares, upon the terms and conditions set forth herein.

         NOW, THEREFORE in consideration of the mutual promises and covenants contained herein, and for other good valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                                       I.

                      SALE AND PURCHASE OF THE WEST SHARES

         1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1.2 hereof), Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase from Seller, the WEST Shares.

         1.2 CLOSING. The purchase shall be consummated at a closing ("CLOSING") to take place at the offices of Purchaser on August 31, 2001 or such other place, time or date as may be mutually agreed upon by the parties hereto.

         1.3 PURCHASE PRICE. In consideration for the WEST Common Stock, Purchaser shall pay an amount equal to three hundred seventy-five thousand dollars ($375,000.00) ("PURCHASE PRICE"). The Purchase Price shall be paid at Closing, by issuance and delivery of the following;

                  a. A cash payment of three hundred twelve thousand five hundred dollars ($312,500.00); and

                  b. The delivery of a non-interest bearing secured promissory note of sixty-two thousand five hundred dollars ($62,500.00).

         1.4 OTHER AGREEMENTS. At the Closing, the indicated parties shall deliver the following additional agreements:
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                   (a)      Seller shall deliver to Purchaser stock
         certificate(s) representing all of the WEST Shares held by Seller, duly endorsed to Purchaser in blank or accompanied by duly executed stock power(s) transferring such WEST Shares from Seller to Purchaser;

                   (b) Resignations from the officers and directors of WEST which become effective at Closing.

         1.5 BASIC AGREEMENTS AND TRANSACTION DEFINED. This Agreement and other agreements listed in paragraph 1.4, are sometimes referred to as the "Basic Agreements." The transaction contemplated by the Basic Agreement is sometimes referred to as the "Transaction".

                                       II.

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

                  (a) TITLE TO THE WEST SHARES. At Closing, Seller shall own of record and beneficially the WEST Shares free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, except those imposed by state and federal securities laws, with full right and lawful authority to transfer the WEST Shares to Purchaser. No person has any preemptive rights or rights of first refusal with respect to any of the WEST Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the WEST Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the WEST Shares.

                  (b) AUTHORITY; CONSENTS. Seller has full power and lawful authority, including, if Seller is a corporation, full corporate power and authority, to execute and deliver the Basic Agreements and to consummate and perform the Transaction contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations of Seller, enforceable in accordance with their terms. To Seller's knowledge, neither the execution and delivery of the Basic Agreements by Seller, nor the consummation and performance of the Transaction, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Seller is a party or by which Seller or any of its properties or assets are bound or affected. Seller need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Transaction.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of the Basic Agreements, nor the consummation of the Transaction, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or


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(ii) if Seller is a corporation, any provision of such seller's charter or bylaws.

         (d) CAPITAL STOCK RIGHTS. Seller has no stock options, warrants, rights, calls or any other agreements of any character, whether oral or written, obligating WEST to issue to Seller any shares of its capital stock.

         (e) ORGANIZATION OF INCORPORATED SELLER. If Seller is a corporation, such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (f) DISCLOSURE. All statements of Seller contained in the Basic Agreements by or on behalf of Seller and WEST are true and correct in all material respects. There are no facts known to Seller which could have a material adverse effect upon the business, financial condition, results of operations, assets or liabilities of WEST, which have not been disclosed to Seller in the Basic Agreements.

         2.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

         (a) AUTHORITY; CONSENTS. Purchaser has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transaction. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations of Purchaser, enforceable in accordance with their terms. To Purchaser's knowledge, neither the execution and delivery of the Basic Agreements by Purchaser, nor the consummation and performance of the Transaction, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Purchaser is a party or by which Purchaser or any of its properties or assets are bound or affected. Purchaser need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Transaction.

         (b) NONCONTRAVENTION. Neither the execution and the delivery of the Basic Agreements, nor the consummation of the Transaction, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject.

         (c) INVESTMENT INTENT. Purchaser is acquiring the WEST Shares for its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof and Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same. Purchaser understands the specific risks related to an investment in the WEST Shares, especially as it relates to the financial performance of WEST.


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                                      III.

                                   COVENANTS

     3.1 MUTUAL COVENANTS. Purchaser and Seller each covenant and agree that from the date hereof until Closing each shall:

          (a) CONSENTS. Use its best efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transaction.

          (b) EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable under applicable laws to consummate and make effective, as soon as practicable after the date of this Agreement, the Transaction.

     3.2 CONFIDENTIALITY. Seller agrees to maintain the confidentiality of all confidential information furnished to it, including information contained in all documents or instruments delivered pursuant hereto, and shall not use or disclose such information for any purpose, except in furtherance of the Transaction, or make any statement to any third party with respect to the Transaction except as may be necessary to comply with any law, regulation or order.

                                      IV.

                          CONDITIONS PRECEDENT TO THE
                       OBLIGATIONS OF PURCHASER TO CLOSE

     The obligation of Purchaser to close the Transaction is subject to the fulfillment prior to the Closing of each of the following conditions, which may be waived in whole or in part by Purchaser:

     4.1 COMPLIANCE WITH SELLER'S REPRESENTATIONS, WARRANTIES AND
COVENANTS.  The representations and warranties of Seller contained in Section
2.1 hereof shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effort as if made at the Closing. Seller shall have performed in all material respects all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

     4.2 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transaction.

     4.3 DOCUMENTS TO BE DELIVERED BY SELLER. Seller shall have delivered the following documents:

        (a) Stock certificate(s) representing all of the WEST Shares held by Seller,


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         duly endorsed to Purchaser in blank or accompanied by duly executed stock powers;

                  (b) All agreements referred to in Section 1.4 hereof, executed by all parties thereto other than Purchaser; and

                  (c) Such other documents or certificates as shall be reasonably required by Purchaser or its counsel in order to close and consummate the Transaction.

         4.4      CONSENTS.

                  (a) BY PURCHASER. Purchaser shall have delivered to Seller any and all consents, waivers or approvals of any government, government agency or other third party necessary to the consummation and performance of the Transaction.

                  (b) BY SELLER. Seller shall have delivered to Purchaser any and all consents, waivers or approvals of any government, government agency or other third party necessary to the consummation and performance of the Transaction.

                                       V.

                          CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF SELLER TO CLOSE

         The obligation of Seller to close the Transaction is subject to the fulfillment prior to Closing of each of the following conditions, which may be waived in whole or in part by Seller:

         5.1 COMPLIANCE WITH PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Purchaser in Section 2.2 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing. Purchaser shall have performed in all material respects all agreements, covenants and conditions required to be performed by Purchaser prior to the Closing.

         5.2 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transaction.

         5.3 OTHER AGREEMENTS. Purchaser shall have executed and delivered all agreements referred to in Section 1.4 hereof, to be executed by the Purchaser and such other documents or certificates as shall be reasonably required by Seller or its counsel in order to close and consummate the Transaction.

         5.4 PAYMENTS. Seller shall have received from Purchaser the Purchase Price pursuant to the terms set forth in the Basic Agreements.


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         5.4      CONSENTS.

                  (c) BY PURCHASER. Purchaser shall have delivered to Seller any and all consents, waivers or approvals of any government, government agency or other third party necessary to the consummation and performance of the Transaction.

                  (d) BY SELLER. Seller shall have delivered to Purchaser any and all consents, waivers or approvals of any government, government agency or other third party necessary to the consummation and performance of the Transaction.

                                       VI.

                                  TERMINATION

         6.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the purchase of the WEST Shares may be abandoned before the Closing by:

                  (a)      The mutual consent of Seller and Purchaser;

                  (b)      Purchaser, if the conditions precedent set forth in
         Article IV hereof shall have not been satisfied on or before the Closing Date (as the same may be extended from time to time); and

                  (c)      Seller, if the conditions precedent set forth in
         Article V hereof shall not have been satisfied on or before the Closing Date (as they same may be extended from time to time).

         Termination shall be effective on the date of receipt of written notice specifying the reasons therefor. Termination shall not relieve any party from liability for any willful breach of this Agreement.

                                      VII.

                                  MISCELLANEOUS

         7.1      SURVIVAL. Except for the provisions of Section 3.3. and
Article VII hereof, which shall survive the Closing or termination hereof for a period of two (2) years, none of the representations and warranties contained in this Agreement or in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing.

         7.2 BINDING EFFECT OF THE BASIC AGREEMENTS; NO THIRD PARTY BENEFICIARIES. The Basic Agreements and the other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereof. Nothing in the Basic Agreements,


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expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives, successors and as signs.

         7.3. GOVERNING LAW. The Basic Agreements and the other instruments delivered by or on behalf of the parties pursuant hereto are made pursuant to, and will be construed under, the laws of the State of Delaware, without regard to its conflicts of law principles.

         7.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service, sent via facsimile transmission (receipt confirmed), or three (3) business days after it is deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, to:

         (a)      If to Seller to:

                  eResource Capital Group, Inc.
                  5935 Carnegie Blvd., #101
                  Charlotte, NC 28209
                  Attn: Mike Pruitt, President
                  Telephone: (704) 553-9330
                  Fax: (704) 553-7136

         (b)      If to Purchaser, to:

                  Brikor, Inc.
                  95 Seaview Blvd., Suite 220
                  Port Washington, NY 11050
                  Telephone: (516) 626-4700
                  Fax: (516) 626-6265


         These addresses may be changed from time to time by like written notice to the other party.

         7.5. HEADINGS. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

         7.6. SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law, then this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.


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         7.7      EXPENSES. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of the Transaction.

         7.8 INTEGRATION; INTERPRETATION. The Basic Agreements and all documents and instruments executed or delivered pursuant hereto merge and integrate all prior agreements and representations respecting the Transaction, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Purchaser and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

         7.9 AMENDMENTS. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto.

         7.10 VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to reflect masculine, feminine, or neuter, singular or plural, as the identity of the person or entity may require.

         7.11 WAIVERS. Purchaser and Seller may, in writing, amend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default of breach.

         7.12 COUNTERPART; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts (whether by facsimile or otherwise), each of which will be deemed an original and all of which together will constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this
Agreement, or caused this Agreement to be duly executed, on the date first written above.

                                          PURCHASER

                                          Brikor, Inc.

                                          /s/ Robert Bertsch
                                          --------------------------------------
                                          Robert Bertsch, President

                                          SELLER:

                                          eResource Capital Group, Inc.

                                          /s/ Mike Pruitt
                                          --------------------------------------
                                          Mike Pruitt, President


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